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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, filed on Form S-8 for the Independent Bank Corp. 1997 Stock Option Plan, of our report dated January 19, 2001 included in Independent Bank Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



Boston, Massachusetts                           /S/ JOEL F. SHAMON
February 12, 2002                               -------------------------------
                                                Joel F. Shamon
                                                Arthur Andersen LLP